OncoGenex Pharmaceuticals Files Shelf Registration Statement

BOTHELL, WA, and VANCOUVER – June 26, 2009 — OncoGenex Pharmaceuticals, Inc. (NASDAQ: OGXI) announced today that it has filed a shelf registration statement on Form S-3 with the US Securities and Exchange Commission and an MJDS prospectus under the multi-jurisdictional disclosure system in the Province of British Columbia.

“It is prudent for us to re-establish a three-year shelf registration statement to provide us with the flexibility to support future opportunities,” said Scott Cormack, President and CEO of OncoGenex. “Our focus remains on securing a development and commercialization partner for our OGX-011 program. Based on our discussions with potential partners to date, we believe that a partner would fund most or all of the development costs for our OGX-011 program. Accordingly, we do not expect to offer at the present time securities under this shelf registration to fund our Phase 3 clinical trials for OGX-011.”

OncoGenex elected to terminate its previous shelf registration statement originally filed in July 2007.

If declared effective by the SEC and the British Columbia Securities Commission, the shelf registration statement and MJDS prospectus, respectively, will permit OncoGenex Pharmaceuticals to sell, from time to time over a three year period in one or more public offerings, shares of its common stock, shares of its preferred stock, warrants to purchase its common stock or preferred stock or debt securities, or any combination of such securities, for proceeds in the aggregate amount of up to $100 million. The terms of any such future offerings, if any, and the type of equity or debt securities would be established at the time of the offering.

A shelf registration statement relating to these securities has been filed with the SEC and an MJDS prospectus has been filed with the British Columbia Securities Commission but they have not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the shelf registration statement becomes effective and a final receipt has been issued for the MJDS prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering will be made only by means of a prospectus and a related prospectus supplement.

A written preliminary prospectus included in the registration statement or MJDS prospectus, when available, and meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained at the SEC’s website http://www.sec.gov/ , through OncoGenex’ website at http://www.oncogenex.com , or via written request to OncoGenex Pharmaceuticals, Inc. at OncoGenex Pharmaceuticals, Inc. at 1522 217th Place SE, Suite 100, Bothell, Washington 98021 U.S.A., Attn: Steve Anderson, Chief Financial Officer, or by telephoning (425) 686-1500. In addition, OncoGenex intends to file a prospectus supplement with the SEC in connection with future offerings, if any, under the shelf registration statement.

About OncoGenex

OncoGenex is a biopharmaceutical company committed to the development and commercialization of new therapies that address unmet needs in the treatment of cancer. OncoGenex has a deep oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. OGX-011, the lead candidate that has completed five Phase 2 clinical trials in prostate, lung and breast cancers, is designed to inhibit the production of a specific protein associated with treatment resistance; OGX-427 is in Phase 1 clinical development; SN2310 has completed the Phase 1 clinical trial; and CSP-9222 and OGX-225 are currently in pre-clinical development.

OGX-011, OGX-427 and OGX-225 utilize second-generation antisense technology, licensed from Isis Pharmaceuticals (NASDAQ: ISIS), to effectively target and inhibit production of specific proteins in tumor cells. OncoGenex and Isis partnered in the successful discovery of OGX-011, OGX-427 and OGX-225 and with respect to OGX-011, in its initial development. In 2008, OncoGenex and Isis amended their OGX-011 agreement to provide OncoGenex with sole rights to OGX-011 and sole responsibility for development and related costs and partnering decisions, subject to financial obligations to Isis. OncoGenex is also solely responsible for development and related costs and partnering decisions regarding OGX-427 and OGX-225. Key intellectual property related to OGX-011, OGX-427 and OGX-225 were discovered by the University of British Columbia and the Vancouver Prostate Centre, and were exclusively licensed to OncoGenex.

More information about OncoGenex is available at www.oncogenex.com.

This press release contains forward-looking statements and ‘forward-looking information’ within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements concerning the shelf registration statement, the timing of any offerings under the shelf registration statement, the use of proceeds of any potential offerings of securities under the shelf registration statement, potential partnering of OGX-011, anticipated clinical development activities and timing of these activities. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.

The potential risks and uncertainties associated with forward-looking statements include, among others, the risks associated with obtaining partnership and/or funding from third parties or completing a financing necessary to support the costs and expenses of Phase 3 clinical trials, the timing and costs of clinical trials and regulatory approvals will be different than management currently anticipates, risks relating to the development, safety and efficacy of therapeutic drugs and potential applications for these products and the risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for fiscal year 2008. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, except as required by applicable securities laws.

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OncoGenex Contact:

Media and Investor Contact:

Scott Cormack

Jason Spark

President & CEO

Porter Novelli Life Sciences

(604) 736-3678

(619) 849-6005

scormack@oncogenex.com

jspark@pnlifesciences.com